UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, Cadrenal Therapeutics, Inc. (the “Company”) and Matthew K. Szot mutually agreed to his transition from the role of Chief Financial Officer, effective May 28, 2026. Effective immediately after Mr. Szot’s termination, the Company appointed Quang X. Pham, its Chief Executive Officer, as interim Chief Financial Officer and interim Principal Accounting Officer, to serve until a permanent Chief Financial Officer is appointed. Mr. Pham’s biography is below. The Company is in the process of conducting a search for Mr. Szot’s replacement.

On June 3, 2026, the Company entered into a separation and release agreement (the “Severance Agreement”) with Mr. Szot. Pursuant to the Severance Agreement, Mr. Szot will receive (i) as severance, the gross amount of Three Hundred Sixty-Five Thousand Eight Hundred Six ($365,806.00) Dollars (the “Severance Payment”), to be paid in four equal payments of $91,451.50 on each of the day following expiration of the Revocation Period (defined below), July 3, 2026, August 3, 2026 and September 3, 2026, less standard deductions and withholdings, (ii) his annual target cash bonus for fiscal 2026 in the amount of Two Hundred Thirty-Seven Thousand Nine Hundred Three Dollars ($237,903.00), less standard deductions and withholdings, to be paid in two equal payments of $118,951.50 on each of the day following expiration of the Revocation Period and July 3, 2026, and (iii) accelerated vesting of all outstanding stock options issued to him, which shall remain exercisable until their original expiration date. Within seven days of Mr. Szot’s execution of the Severance Agreement, he may revoke the terms thereof. Therefore, the Severance Agreement shall not be effective or enforceable until the seven-day revocation period (the “Revocation Period”) has expired. The Severance Agreement contains a general release of all claims against the Company and its current and former officers, directors, employees, and agents, and a non-disparagement clause relating to the Company or any released party.

The foregoing description of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Quang X. Pham, age 61, has served as the Company’s Chief Executive Officer since he formed the Company. He previously served as Chief Executive Officer, Chairman of the Board of Directors, and co-founder of Espero BioPharma, Inc. (“Espero”), the previous sponsor of the tecarfarin IND, since its formation in March 2015 until July 2020, at which time a petition for assignment for the benefit of creditors was filed in the Delaware Chancery Court, seeking an assignment of Espero’s assets. He then served as a consultant to HESP LLC, the assignee of Espero, from July 2020 until December 2021. From February 2012 to August 2015, Mr. Pham was a partner with D+R LATHIAN, LLC, a life sciences multichannel marketing agency. Prior to joining D+R LATHIAN, he founded and served as Chairman and Chief Executive Officer of Lathian Systems, Inc., a digital and database marketing company serving the pharmaceutical industry from 2000 until 2003 and from 2008 until 2012, when the company was acquired by D&R Communications, LLC in February 2012. He has a Bachelor of Arts in Economics from UCLA and served as a U.S. Marine Corps Officer.

There are no family relationships between Mr. Pham and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Pham is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Severance and Release Letter Agreement, dated June 3, 2026, between Cadrenal Therapeutics, Inc. and Matthew Szot
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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